Exhibit 10.52
[CERNER CORPORATION LETTERHEAD]

December __, 2021

Re:    Clawback re: Accelerated Vesting of Time-Based RSUs

Dear [_______]:

    As you know, Cerner Corporation (the “Company”) has decided to accelerate the vesting of [___] shares subject to your time-based Restricted Stock Unit awards (the “RSUs”), effective December [20 / 29], 2021 (the “Acceleration Date”).

    You and the Company acknowledge and agree that if you terminate your employment or the Company terminates your employment, in either case, for any reason prior to the originally scheduled vesting date of the applicable RSU, you will forfeit and return to the Company on your termination date, without payment, a number of shares of the Company’s common stock subject to the RSUs that would not otherwise have vested (i.e., because your employment terminated before the applicable vesting date). If you sell or otherwise dispose of shares underlying such RSUs prior to the original vesting date, then you agree and acknowledge that you shall pay to the Company an amount equal to the value of the share on the settlement date of the applicable RSU plus any gain that you realize in connection with such sale other disposition. Notwithstanding the generality of the foregoing, the treatment described herein shall not apply to any RSUs (and the underlying shares of the Company’s common stock) to the extent the vesting of such RSUs would accelerate, in connection with your termination, pursuant to their terms as in effect on the Acceleration Date (including with respect to any accelerated vesting treatment set forth in an employment or severance agreement with the Company).

    This letter may be delivered electronically and may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. This letter shall be governed by and construed and enforced in accordance with Delaware law without regard to the conflict of laws provisions thereof.

Please indicate your acceptance and acknowledgement of, and agreement to, the foregoing by signing below.

Sincerely,

_______________________
By: [______]
Its: [______]

Agreed and Acknowledged:

______________________
Name: [_______]